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EX. 10.1

This Agreement is made on the 18th of April 2000



BETWEEN



SUMmedia.com Inc. of {"SUMmedia.com Inc.") of the one part and


GOLDEN NET LIMITED of 15th Floor, Sands Building, 17 Hankow Road, Tsim Sha Tsui, Kowloon, Hong Kong and PARTY ASSETS LIMITED of Room 2102, 9 Queen's Road Central, Hong Kong. Collectively referred to as (the "Business Partners").


WHEREAS:


1. SUMmedia.com Inc. or its subsidiaries collectively (SUMmedia.com) have developed, own and operate a certain business whereby SUMmedia.com Inc. carries on the business of promoting, sales and marketing and conducting advertising for businesses providing goods and services to others via the Internet. The main business is conducted as an electronic coupon Internet site at "savingumoney.com" ("the Business") which is operated in accordance with the distinctive system and plan utilizing and comprising certain proprietary marks, confidential information, standards, specifications, identifying schemes and materials insignia, management methods, sales and management procedures and systems, training manuals and all other necessary and incidental information technology knowhow and documentation and materials (the "Operating System").



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2.   The operation of the Business has generated significant goodwill, such goodwill and prestige and public image shall be referred to as the "SUMmedia Image".

3. SUMmedia.com Inc. is the proprietor of or has rights to the use of the designations, trademarks and other intellectual property rights, full particulars of which appear in Schedule 1 hereto.

4. The Business Partners will establish (with the participation of SUMmedia.com Inc., Party Assets Limited and Golden Net Limited) a company namely SUMmedia.com Asia Limited ("SUMmedia.com Asia") to operate the Business in the territory (the "Territory") as specified in Schedule 2 hereto.

5. The parties hereto wish to enter into this joint venture agreement regarding the establishment of SUMmedia.com Asia and the operations of the Business in the Territory in the manner and on the terms and conditions more particularly described below.

NOW THIS AGREEMENT WITNESSETH AS FOLLOWS:-

1. The Business Partners herein agree that they will forthwith establish (if they have not already done so) SUMmedia.com Asia Limited ("SUMmedia.com Asia"), a joint venture operating company to organize and operate the Business in the


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     Territory based on the Operating System, utilizing electronic coupons as its main component. SUMmedia.com Asia with the support of all joint venture business parties hereto will develop and promote related and incidental products for the Business.

2.   a)   SUMmedia.com Inc. agrees to provide investment support for
          SUMmedia.com Asia in the sum of US$450,000 (US dollars, four hundred and fifty thousand) by way of investment in SUMmedia.com Asia.

     b) SUMmedia.com Inc. has established a company namely SUMcayman Investments Limited to hold its shareholding in SUMmedia.com Asia.

3. Golden Net Limited agrees to provide investment support for SUMmedia.com Asia in the sum of US$450,000 (US dollars four hundred and fifty thousand) by way of investment in SUMmedia.com Asia.

4. Party Assets Limited agrees to provide investment support for SUMmedia.com Asia In the sum of US$100,000 (US dollars one hundred thousand) by way of investment in SUMmedia.com Asia.


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5.   SUMmedia.com Asia and its related structure shall be owned beneficially and of record between the parties in the following proportions:

                              SUMcayman Investments Ltd.         45%

                              Golden Net Limited                 45%

                              Party Assets Limited               10%

6. SUMmedia.com Inc. (as Master Licensor) will grant to SUMmedia.com Asia (as Master Licensee) an exclusive master license to operate the Business utilising the Operating System in the Territory. Under such Master License, SUMmedia.com Asia will be granted the right to grant sub-licenses to licensees in the Territory. A draft of the Master License Agreement is now attached to Schedule 3 hereto.

7. SUMmedia.com Inc. agrees to introduce any similar businesses or businesses connected with the Business (if the same shall relate to the Territory) to SUMmedia.com Asia on an exclusive basis; SUMmedia.com Asia agrees to introduce any similar businesses or businesses connected with the Business (if the same shall relate to opportunities outside the Territory) to SUMmedia.com Inc. on an exclusive basis.


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8.   Any similar or connected businesses to the Business previously carried on by SUMmedia.com Inc. in the Territory shall be transferred into the joint venture at no cost and shall be carried on by SUMmedia.com Asia save as stipulated specifically in the Master License Agreement.

9. The parties hereto shall procure all their intermediaries and/or related parties holding any interest (legal or beneficial) to observe and comply with all the terms and conditions of the agreement from time to time entered into between the parties hereto.

10. The executive control of the within contemplated joint venture shall be vested in the corporate structure of SUMmedia.com Asia including the Board of SUMmedia.com Asia.

11. The initial paid-up capital of SUMmedia.com Asia shall be US$1,000,000 (US dollars one million).

12. The Business Partners will use their best endeavours to immediately establish SUMmedia.com Asia, to implement the Operating System and commence all things necessary for the start-up of the Business to a level where all business and supporting units are fully operational by May 1, 2000.


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13.  The Business Partners shall also procure further funding and support to an extent required for continued operations of SUMmedia.com Asia as shall be agreed between the parties.

14. The parties hereto agree that for the regulation of SUMmedia.com Asia, they shall enter into, observe and comply with a shareholders agreement ("Unanimous Shareholder Agreement) to be executed as soon as possible after the signing of this Agreement.

15. The parties hereto will diligently enter into negotiations in good faith and shall enter into formal agreements, including the Unanimous Shareholders Agreement, covering all necessary and incidental aspects of their mutual rights and obligations.


SIGNED by the respective parties the day and year first before mentioned,


Signed by                     )
for and on behalf             ) /s/ [ILLEGIBLE]
of Golden Net Limited         )
in the presence of: -         )

/s/ [ILLEGIBLE]


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Signed by                     )
for and on behalf             ) /s/ [ILLEGIBLE]
of SUMmedia.com Inc.          )
in the presence of: -         )

/s/ [ILLEGIBLE]


Signed by                     )
for and on behalf             ) /s/ [ILLEGIBLE]
of Party Assets Limited       )
in the presence of: -         )

/s/ [ILLEGIBLE]


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                                   SCHEDULE I

                               Proprietary Rights

SUMmedia.com Inc. in developing the Operating System has created and/or acquired certain proprietary information, technology, methods, marks, systems and procedures ("Proprietary Rights") including but not limited to:

1.   the trade marks:

     1.1      trademark applications filed

              Trademark          Tm App # APP Date          Trademark Owner
              ---------          -----------------          ---------------
              FUEL 55            Mar 9, 2000                SUMmedia Corp.
              MEGAPACKAGE        Mar 9, 2000                SUMmedia Corp.
              SAVINGUMONEY       99/17861 Dec 6, 1999       SUMmedia Corp.
              SUMMEDIA           99/17862 Dec 6, 1999       SUMmedia Corp.
              SUMmon the Power
              of the Internet    Mar 9, 2000                SUMmedia Corp.

     1.2  trademarks to be filed

          Sumidea; coupons for just about anything; coupons for just about anything anywhere; coupons online for just about anything; Sumspot; scissors design; saving you money; Sumasia

2.   all registered and pending domain names including:

     a)   savingumoney.com

     b)   savingyoumoney.com

     c)   summedia.com

3.   patent application for Operating System's billing systems - pending


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                                   SCHEDULE 2


                                  The Territory



                                     [MAP]


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                                   SCHEDULE 3


                         DRAFT MASTER LICENSE AGREEMENT

                                   [omitted]


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